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                                                                    Exhibit 24C

                             Anthony Mangia, M.D.
                              239 Washington St.
                           Jersey City, N.J. 07302


                                                              August 8, 1996

Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Suite 501
Hallandale, Fl. 33009




Re:     Consent




Gentlemen:


I hereby consent to the use of my name and reference to me in the Registration Statement of Advanced Viral Research Corp. and any amendment thereto.



                                               /S/ Anthony Mangia, M.D.
                                               ------------------------
                                               Anthony Mangia, M.D.